Exhibit 99.1
The audited consolidated balance sheets as of December 31, 2004 and 2003 and the consolidated statements of income, statements of comprehensive income, statements of stockholders equity and statements of cash flows of Financial Pacific Insurance Group, Inc. for the years ended December 31, 2004, 2003 and 2002

[BDO Logo]	BDO Seidman, LLP Accountants and Consultants	1900 Avenue of the Stars, 11th Floor Los Angeles, California 90067 Telephone: (310) 557-0300 Fax: (310) 557-1777

Independent Auditors’ Report

The Board of Directors

Financial Pacific Insurance Group, Inc. and Subsidiaries:

We have audited the accompanying consolidated balance sheet of Financial Pacific Insurance Group, Inc. and subsidiaries (the Company) as of December 31, 2004 and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The consolidated financial statements of Financial Pacific Insurance Group, Inc. and subsidiaries as of December 31, 2003 and 2002, were audited by other auditors whose report dated April 1, 2004 expressed an unqualified opinion on those financial statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2004 consolidated financial statements referred to above present fairly, in all material respects, the financial position of Financial Pacific Insurance Group, Inc. and subsidiaries as of December 31, 2004 and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Seidman, LLP

April 8, 2005

Independent Auditors’ Report

The Board of Directors

Financial Pacific Insurance Group, Inc.:

We have audited the accompanying consolidated balance sheet of Financial Pacific Insurance Group, Inc. and subsidiaries (the Company) as of December 31, 2003 and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for the years ended December 31, 2003 and 2002. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Financial Pacific Insurance Group, Inc. and subsidiaries as of December 31, 2003 and the results of their operations and their cash flows for the years ended December 31, 2003 and 2002 in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

San Francisco, California

April 1, 2004

FINANCIAL PACIFIC INSURANCE GROUP, INC.
AND SUBSIDIARIES
Consolidated Balance Sheets
December 31, 2004 and 2003

	2004	2003
Assets
Assets:
Cash and cash equivalents	$11,732,426	$6,871,555
Investments available-for-sale, at fair value (amortized cost $135,770,630 and $116,465,637, respectively)	135,747,872	119,119,628
Premiums receivable	23,351,435	21,961,711
Accrued interest receivable	1,452,917	1,313,437
Amounts due from reinsurers	53,543,655	25,725,573
Prepaid reinsurance premiums	22,987,369	26,112,731
Deferred policy acquisition costs	5,996,957	5,103,853
Deferred income taxes	3,023,092	1,152,660
Fixed assets, net	657,642	770,478
Real estate	350,380	350,380
Other assets	318,952	280,908

Total assets	$259,162,697	$208,762,914

Liabilities and Stockholders’ Equity

Liabilities:
Unpaid losses and loss adjustment expenses	$131,565,034	90,192,152
Unearned premiums	47,080,144	42,661,828
Income taxes payable	54,045	12,517
Funds held under reinsurance treaty	—	—
Amounts due to reinsurers	19,465,056	21,911,514
Advances under line of credit	3,000,000	1,000,000
Other liabilities	7,584,257	6,704,664
Trust preferred securities	15,019,947	15,003,023

Total liabilities	223,768,483	177,485,698

Stockholders’ equity:
Series A convertible preferred stock, $0.001 par value. Authorized 5,000 shares; issued and outstanding 4,400 shares in 2004 and 2003	5	5
Common stock, $0.001 per value. Authorized 10,000 shares; issued and outstanding 2,985 and 2,927, respectively	3	3
Additional paid-in capital	8,321,068	8,321,068
Retained earnings	27,088,158	21,204,506
Accumulated other comprehensive income:
Net unrealized gain (loss) on available for sale securities, net of deferred income tax (benefit) expense of $(7,738) and $902,357, respectively	(15,020)	1,751,634

Total stockholders’ equity	35,394,214	31,277,216

Total liabilities and stockholders’ equity	$259,162,697	$208,762,914

See accompanying notes to consolidated financial statements.

FINANCIAL PACIFIC INSURANCE GROUP, INC.
AND SUBSIDIARIES
Consolidated Statements of Income
Years ended December 31, 2004, 2003 and 2002

	2004	2003	2002
Revenues:
Direct premiums written	$106,971,579	$92,651,319	$75,013,260
Premiums ceded	(52,026,652)	(56,803,184)	(38,054,070)

Net premiums written	54,944,927	35,848,135	36,959,190
Change in unearned premiums	(7,543,677)	(3,261,929)	7,012,443

Net premiums earned	47,401,250	32,586,206	43,971,633

Commissions	114,625	152,550	89,862
Investment income, net of expenses	5,028,034	4,673,667	4,377,714
Net realized gains on sales of investments	1,927,578	613,413	799,091
Mark to market on interest rate swaps	101,458	320	—
Other income, net	1,641,479	1,585,037	1,327,522

Total revenues	56,214,424	39,611,193	50,565,822

Expenses:
Losses and loss adjustment expenses	34,833,050	25,678,423	28,304,886
Policy acquisition costs	8,340,142	5,376,229	12,446,865
Contingent ceding commission	1,541,911	731,452	5,342,904
General operating costs	1,652,137	1,774,847	2,031,820
Interest expense	1,197,822	643,770	344,266

Total expenses	47,565,062	34,204,721	48,470,741

Income before income taxes	8,649,362	5,406,472	2,095,081

Income tax provision:
Current	3,726,045	2,647,957	1,650,924
Deferred	(960,335)	(826,755)	(928,597)

Total income tax provision	2,765,710	1,821,202	722,327

Net income	$5,883,652	$3,585,270	$1,372,754

See accompanying notes to consolidated financial statements.

FINANCIAL PACIFIC INSURANCE GROUP, INC.
AND SUBSIDIARIES
Consolidated Statements of Comprehensive Income
Years ended December 31, 2004, 2003 and 2002

	2004	2003	2002
Net income	$5,883,652	$3,585,270	$1,372,754

Other comprehensive income, net of tax:
Unrealized holding (losses) gains arising during the period, net of taxes of $(254,718), $(114,330) and $1,587,247, respectively	(494,453)	(221,933)	3,081,124
Less reclassification adjustment for gains included in net income, net of taxes of $655,377, 208,560 and $271,691, respectively	(1,272,201)	(404,853)	(527,400)

Unrealized (losses) gains on securities, net of deferred income taxes of $(910,095), $(322,890) and $1,315,556, respectively	(1,766,654)	(626,786)	2,553,724

Comprehensive income	$4,116,998	$2,958,484	$3,926,478

See accompanying notes to consolidated financial statements.

FINANCIAL PACIFIC INSURANCE GROUP, INC.
AND SUBSIDIARIES
Consolidated Statements of Stockholders’ Equity
Years ended December 31, 2004, 2003 and 2002

							Accumulated
	Number of		Number of		Additional		other
	preferred	Preferred	common	Common	paid-in	Retained	comprehensive
	shares	stock	shares	stock	capital	earnings	income	Total
Balance at December 31, 2001	4,400	$5	2,633	$3	$8,050,658	$16,246,482	$(175,304)	$24,121,844
Net income	—	—	—	—	—	1,372,754	—	1,372,754
Change in net unrealized gain on available for sale securities, net of deferred income taxes of $1,315,556	—	—	—	—	—	—	2,553,724	2,553,724

Balance at December 31, 2002	4,400	$5	2,633	$3	$8,050,658	$17,619,236	$2,378,420	$28,048,322

Net income	—	—	—	—	—	3,585,270	—	3,585,270

Exercise of Warrants, net of tax benefit of $(115,856)	—	—	289	—	265,410	—	—	265,410
Exercise of employee stock option	—	—	5	—	5,000	—	—	5,000
Change in net unrealized gain on available for sale securities, net of deferred income taxes of $(322,890)	—	—	—	—	—	—	(626,786)	(626,786)

Balance at December 31, 2003	4,400	$5	2,927	$3	$8,321,068	$21,204,506	$1,751,634	$31,277,216

Net income	—	—	—	—	—	5,883,652	—	5,883,652

Cashless exercise of warrants	—	—	58	—	—	—	—	—
Change in net unrealized gain (loss) on available for sale securities, net of deferred income taxes of $(910,095)	—	—	—	—	—	—	(1,766,654)	(1,766,654)

Balance at December 31, 2004	4,400	$5	2,985	$3	$8,321,068	$27,088,158	($15,020)	$35,394,214

See accompanying notes to consolidated financial statements.

FINANCIAL PACIFIC INSURANCE GROUP, INC.
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
Years ended December 31, 2004, 2003 and 2002

	2004	2003	2002
Cash flows from operating activities:
Net income	$5,883,652	$3,585,270	$1,372,754
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	424,604	526,422	660,975
Net amortization of bond premium/discount	757,278	451,028	181,245
Amortization of debt issue costs	16,925	10,120	9,884
Net realized gains on sales of investments	(1,927,613)	(613,524)	(799,091)
Net realized gains on sales of fixed assets	(13,604)	(2,214)	(4,061)
Mark to market on interest rate swaps	101,458	320	—
Deferred income taxes	(960,335)	(826,755)	(928,597)
Change in operating assets and liabilities:
Premiums receivable	(1,389,725)	(3,677,602)	(616,866)
Accrued interest receivable	(139,480)	(371,355)	(1,757)
Income taxes receivable	—	—	229,677
Amounts due from reinsurers	(27,818,082)	(15,008,127)	825,402
Prepaid reinsurance premiums	3,125,362	(5,049,989)	(9,097,739)
Deferred policy acquisition costs	(893,104)	(267,122)	2,123,152
Other assets	(139,502)	890,505	(788,075)
Unpaid losses and loss adjustment expenses	41,372,882	26,894,552	6,262,874
Unearned premiums	4,418,316	8,311,918	2,085,296
Income taxes payable	41,528	(145,875)	274,248
Funds held under reinsurance treaty	—	(3,640,323)	3,640,323
Amounts due to reinsurers	(2,446,458)	7,414,166	3,543,270
Other liabilities	879,590	451,305	692,839

Net cash provided by operating activities	21,293,692	18,932,720	9,665,753

Cash flows from investing activities:
Purchase of investments available for sale	(62,884,793)	(60,418,724)	(32,918,750)
Proceeds from sales of investments available for sale	29,123,894	14,710,968	17,859,339
Proceeds from maturities of investments available for sale	15,626,241	14,158,645	8,754,476
Purchases of fixed assets	(312,354)	(428,112)	(320,988)
Proceeds from sale of fixed assets	14,191	17,198	8,462

Net cash used in investing activities	(18,432,821)	(31,960,025)	(6,617,461)

Cash flows from financing activities:
Net proceeds from issuance of trust preferred securities	—	10,169,000	4,823,412
Net proceeds (payments) made under line of credit	2,000,000	(1,000,000)	1,500,000
Proceeds from warrant and employee stock option exercise	—	154,554	—
Principal repayment on notes payable	—	—	(4,301,695)

Net cash provided by financing activities	2,000,000	9,323,554	2,021,717

Net increase (decrease) in cash and cash equivalents	4,860,871	(3,703,751)	5,070,009

Cash and cash equivalents, beginning of year	6,871,555	10,575,306	5,505,297

Cash and cash equivalents, end of year	$11,732,426	$6,871,555	$10,575,306

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$3,684,516	$2,793,833	$1,147,000
Cash paid for interest	$1,194,470	$607,316	$377,467
Tax benefit of warrant exercise	$—	$115,856	$—
See accompanying notes to consolidated financial statements.

FINANCIAL PACIFIC INSURANCE GROUP, INC.
AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2004, 2003 and 2002
(1)  Summary of Significant Accounting Policies
(a)	Background

Financial Pacific Insurance Group, Inc. (the Group) was formed on May 26, 1993 to acquire all of the common stock of Financial Pacific Insurance Company (the Insurance Company) and Financial Pacific Insurance Agency (the Agency). The Group, the Insurance Company, and the Agency are collectively referred to as (the Company). The Group is primarily owned by three investor groups.

The Company deals principally in commercial property, casualty, and surety lines of insurance. The majority of the Company’s business is written for small to medium sized businesses in California’s Central Valley. The Company’s business is primarily written with artisan contractors, commercial property owners, and light industrial risks by a network of independent agents.

The Company does operate in certain catastrophe-prone areas. The Company mitigates its vulnerability to catastrophic events by actively monitoring its geographic concentrations. As a commercial carrier, the Company does not provide coverage for damage caused by earthquake, except under its inland marine and auto physical damage forms.

(b)	Basis of Presentation

The consolidated financial statements include the accounts of the Group, the Insurance Company, the Agency, Financial Pacific Statutory Trust I, Financial Pacific Statutory Trust II, and Financial Pacific Statutory Trust III. The consolidated financial statements have been prepared on a historical basis in accordance with accounting principals generally accepted in the United States of America. All intercompany balances and transactions have been eliminated.

(c)	Cash and Cash Equivalents

For purposes of the statements of cash flows, cash and cash equivalents include only cash and short-term, highly liquid investments with original maturities when purchased of ninety days or less. Cash and cash equivalents as of December 31, 2004 and 2003 include restricted cash of $1,340,779, and $782,821, consisting of funds held for surety bonds, respectively.

(d)	Investments

The Company accounts for investments in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. Under SFAS No. 115, the Company classifies its investments as available for sale. Investments are reported at fair value based principally on prices obtained from security exchanges. Unrealized holding gains and losses, net of deferred income taxes, on available for sale securities are reported as a net amount in a separate component of other comprehensive income in stockholders’ equity until realized. Realized investment gains and losses are reported based upon specific identification of the investments sold. Premiums and discounts are amortized or accreted over the life of the related investment security using the effective interest method. Declines in the value of investments, which are determined to be other than temporary, are charged to realized losses.
(e)	Deferred Policy Acquisition Costs

Acquisition costs consisting of commissions, premium taxes, policy issuance costs, and underwriting costs related to the production of new and renewal business, are deferred and amortized ratably over the terms of the policies. The method followed in computing deferred acquisition costs limits the amount of such deferred costs to the estimated amounts recoverable from the related unearned premiums. The determination of estimated recoverability gives effect to the premium to be earned, losses and loss adjustment expenses, investment income to be earned, and certain other costs expected to be incurred as the premium is earned.

FINANCIAL PACIFIC INSURANCE GROUP, INC.
AND SUBSIDIARIES — (Continued)
Notes to Consolidated Financial Statements
December 31, 2004, 2003 and 2002
(f)	Capitalized Software Costs

The Company applies the provision of Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use on accounting for internally developed computer software costs. Capitalized software costs for internal use, net of amortization, were $379,421 and $429,478 as of December 31, 2004 and 2003, respectively.

(g)	Real Estate

Real estate consists of 2.91 acres of land adjacent to the Company’s headquarters in Rocklin, California and is carried at the lower of cost or estimated fair value less costs to sell.

(h)	Federal Income Taxes

The Company accounts for income taxes in accordance with the provisions of SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 requires the asset and liability method of accounting for income taxes.

Under the asset and liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
(i)	Reinsurance

The Company accounts for reinsurance in accordance with SFAS No. 113, Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts. SFAS No. 113 establishes conditions required for a contract to be accounted for as reinsurance and prescribes accounting and reporting standards for reinsurance contracts. Additionally, it requires reinsurance recoverables (including amounts related to losses incurred but not reported) and prepaid reinsurance premiums to be reported as assets. Estimated reinsurance recoverables are to be recognized in a manner consistent with the liabilities relating to the underlying reinsured contracts. Reinsurance premiums and commissions are recorded based on management’s best estimate of the ultimate amounts to be incurred.

(j)	Unpaid Losses and Loss Adjustment Expenses

The liability for unpaid losses and loss adjustment expenses is based upon the accumulation of individual case estimates for losses reported prior to the close of the accounting period plus estimates, based on experience and industry data, for unreported losses and loss adjustment expenses.

There is a high level of uncertainty inherent in the evaluation of the required loss and loss adjustment expense reserves for the Company. The long-tailed nature of liability claims exacerbates that uncertainty. Management has selected target loss and loss expense ratios that it believes are reasonable and reflective of anticipated ultimate experience. The ultimate costs of claims are dependent upon future events, the outcomes of which are affected by many factors. Company claim reserving procedures and settlement philosophy, inflation, future court rulings and jury attitudes, improvements in medical technology, and many other economic, scientific, legal, political, and social factors all can have significant effects on the ultimate costs of claims. Changes in Company operations and management philosophy also may cause actual developments to vary from the past. In addition, the Company relies on policy language, developed by the Company and by others, to exclude or limit coverage. If such language is held by a court to be invalid or unenforceable, it could materially adversely affect the Company’s financial position. This possibility of expansion of insurers’ liability either through new concepts of liability or a refusal to accept restrictive policy language has added to the inherent uncertainty of reserving for losses. Since the emergence and disposition of claims are subject to uncertainties, the net amounts that will ultimately be paid to settle the liability may vary significantly from the estimated amounts provided for in the accompanying consolidated financial statements. Any adjustments to reserves are reflected in the operating results of the periods in which they are made.

FINANCIAL PACIFIC INSURANCE GROUP, INC.
AND SUBSIDIARIES — (Continued)
Notes to Consolidated Financial Statements
December 31, 2004, 2003 and 2002
(k)	Stock Option Plan

The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations including FASB Interpretation No. 44, Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25, issued in March 2000, to account for its fixed plan stock options. Under this method, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. SFAS No. 123, Accounting for Stock-Based Compensation, established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic value-based method of accounting described above, and has adopted the disclosure requirements of SFAS No. 123. Accordingly, no related compensation expense has been recognized.
Had compensation costs been determined consistent with SFAS No. 123, assuming a five-year life, no dividends, and a 5% risk-free interest rate, the Company’s net income would have been adjusted to the pro forma amounts as follows:

	Year ended December 31
	2004	2003	2002
As reported	$5,883,652	3,585,270	1,372,754
Pro forma	5,840,861	3,544,403	1,365,184
(l)	Revenue Recognition

Insurance premiums are earned ratably over the terms of the policies. Unearned premiums are computed on a daily pro-rata basis. Audit premiums and premium adjustments are recorded when they are considered probable and adequate information exists to estimate the premium. Ceded unearned premiums are reported as prepaid reinsurance premiums under the provisions of SFAS No. 113. Revenue related to service fees is earned as billed. Agency commission and related fees for the direct mail surety program are recognized based on the policy issue date.

(m)	Derivative Instruments and Hedging Activities

The Company entered into two interest rate swap agreements to hedge against interest rate risk on its floating rate Trust Preferred Securities (Trust I and Trust III). Interest rate swaps are contracts to convert, for a period of time, the floating rate of the Trust Preferred Securities into a fixed rate without exchanging the instruments themselves.

The Company accounts for its interest rate swaps in accordance with SFAS 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities. The Company has designated the interest rate swaps as non-hedge instruments. Accordingly, the Company recognizes the fair value of the interest rate swaps as assets or liabilities on the balance sheet with the changes in fair value recognized in the income statement. The estimated fair value of the interest rate swaps is based on valuations received from the financial institution counterparties.
(n)	Recently Adopted Accounting Standards

In May 2003, the FASB issued SFAS 150, Accounting for Certain Financial Instruments with Characteristics of both Liability and Equity. SFAS 150 establishes standards for how a Company classifies and measures certain financial instruments with characteristics of both liabilities and equity. One requirement under SFAS 150 is that certain trust preferred securities are to be presented as liabilities. The Company adopted SFAS 150 on January 1, 2004, and accordingly, its trust preferred securities have been reclassified to liabilities in the accompanying consolidated balance sheet. The adoption of SFAS 150 did not have an effect on the Company’s consolidated income statement, results of operations or compliance with bank covenants.

FINANCIAL PACIFIC INSURANCE GROUP, INC.
AND SUBSIDIARIES — (Continued)
Notes to Consolidated Financial Statements
December 31, 2004, 2003 and 2002
(o)	Recently Issued Accounting Standards

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities (FIN 46), which was replaced in December 2003 by FIN 46R. FIN 46R addresses consolidation issues surrounding special purpose entities and certain other entities, collectively termed variable interest entities (VIE). A VIE is an entity in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46R requires VIEs to be consolidated by their primary beneficiaries. FIN 46R was effective immediately for new VIEs formed subsequent to December 31, 2003. For VIEs that are were formed prior to January 1, 2004, the effective date is January 1, 2005. The Company is not party to any VIEs created subsequent to December 31, 2003. Upon adoption of FIN 46R on January 1, 2005, the Company will be required to deconsolidate Financial Pacific Statutory Trust I, Financial Pacific Statutory Trust II, and Financial Pacific Statutory Trust III. The Company does not expect the adoption of FIN 46R to have a material effect on the Company’s financial condition or results of operations.

(p)	Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(q)	Reclassifications

Certain reclassifications have been made to amounts reported in the prior year in order to be consistent with the current year’s presentation.

(2)	Investments

The amortized cost and estimated fair value of investments available-for-sale December 31, 2004, 2003 and 2002 are as follows:

		Gross	Gross
	Amortized	unrealized	unrealized	Estimated
	cost	gains	losses	fair value
2004:
U.S. Government and agencies	$19,706,326	$89,666	$143,503	$19,652,489
Corporate securities	42,969,173	151,526	296,119	42,824,580
Mortgage-backed securities	23,548,938	230,423	126,206	23,653,155
Asset backed securities	13,465,887	35,730	84,315	13,417,302
Municipalities	35,675,725	184,065	64,025	35,795,765
Certificates of deposit	404,581	—	—	404,581

Total investments	$135,770,630	$691,410	$714,168	$135,747,872

FINANCIAL PACIFIC INSURANCE GROUP, INC.
AND SUBSIDIARIES — (Continued)
Notes to Consolidated Financial Statements
December 31, 2004, 2003 and 2002

		Gross	Gross
	Amortized	unrealized	unrealized	Estimated
	cost	gains	losses	fair value
2003:
U.S. Government and agencies	$22,062,629	$271,227	$103,553	$22,230,303
Corporate securities	46,828,977	1,990,680	213,754	48,605,903
Mortgage-backed securities	22,747,447	403,775	158,146	22,993,076
Asset backed securities	12,156,422	233,098	14,672	12,374,848
Municipalities	11,267,264	168,456		11,435,720
Taxable municipalities	1,000,000	76,880	—	1,076,880
Certificates of deposit	402,898	—	—	402,898

Total investments	$116,465,637	$3,144,116	$490,125	$119,119,628

The amortized cost and estimated fair value of investments available-for-sale as of December 31, 2004 by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized	Estimated
	cost	fair value
Maturity distribution of investments available-for-sale:
Due in one year or less	$8,872,890	$8,946,816
Due after one year through five years	68,160,131	68,047,196
Due after five years through ten years	56,644,755	56,667,430
Due after ten years	2,092,854	2,086,430

Total investments available-for-sale	$135,770,630	$135,747,872

A summary of net investment income for the years ended December 31 2004, 2003 and 2002 is as follows:

	2004	2003	2002
Investment income, net of expenses of $214,924, $200,797, and $186,141:
Fixed maturities	$4,929,875	$4,617,724	$4,251,541
Other investments	98,159	55,943	126,173

Investment income, net of expenses	$5,028,034	$4,673,667	$4,377,714

FINANCIAL PACIFIC INSURANCE GROUP, INC.
AND SUBSIDIARIES — (Continued)
Notes to Consolidated Financial Statements
December 31, 2004, 2003 and 2002
Proceeds from sales of investments during 2004, 2003, and 2002 were $29,123,894, $14,710,968, and $17,859,339. Realized gains (losses) on sales or calls of investments for the year ended December 31 2004, 2003, and 2002 are as follows:

	2004	2003	2002
Fixed maturities:
Gains	$1,927,613	$613,524	$851,426
Losses	—	—	(65,000)

Total	1,927,613	613,524	786,426

Other investments:
Gains	—	—	$12,954
Losses	(35)	(111)	(289)

Total	(35)	(111)	12,665

Net realized gains	$1,927,578	$613,413	$799,091

The Company has securities on deposit with state regulatory agencies with amortized values of $3,722,577 and $3,692,459, and fair values of $3,801,780 and $3,856,789 as of December 31, 2004 and 2003.
The Company reviews the entire investment portfolio each month to determine whether or not declines in market value are other than temporary. Generally, debt securities that have a market value of at least 20% below average cost for six months or have downgraded NAIC ratings are considered for other than temporary impairment. Any securities that are considered other than temporarily impaired are written down to current market value.
As of December, 31, 2004, gross unrealized losses for debt securities were $714,167. The number of investment holdings that were in an unrealized loss position was 65. There were no securities considered other than temporarily impaired at December 31, 2004.
The securities that were in an unrealized loss position as of December 31, 2004 are as follows:

	Under 12 months		Over 12 months		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
Description of Securities	Value	Losses	Value	Losses	Value	Losses
US Government and agencies	$8,966,878	$65,684	$5,090,625	$77,818	$14,057,503	$143,502
Corporate securities	17,157,149	145,783	6,576,134	150,336	23,733,283	296,119
Mortgage-backed securities	4,880,355	24,720	5,228,513	101,486	10,108,868	126,206
Asset-backed securities	6,673,037	52,978	1,957,419	31,337	8,630,456	84,315
Municipalities	15,588,811	64,025	—	—	15,588,811	64,025

Total temporarily impaired securities	$53,266,230	$353,190	$18,852,691	$360,977	$72,118,921	$714,167

(3)	Fixed Assets
Fixed assets are recorded at historical cost. Costs incurred for the development of internal use application software are capitalized and amortized using the straight-line method over the lesser of the estimated useful life or three years.
Depreciation and amortization of fixed assets is calculated using the straight-line method over estimated useful lives from 3-10 years.

	2004	2003
Fixed assets:
Furniture and fixtures	$622,016	$616,849
Computer equipment and software	3,149,510	2,944,025
Automobiles	159,596	213,354

Total fixed assets	3,931,122	3,774,228
Less accumulated depreciation	(3,273,480)	(3,003,750)

Fixed assets, net	$657,642	$770,478

FINANCIAL PACIFIC INSURANCE GROUP, INC.
AND SUBSIDIARIES — (Continued)
Notes to Consolidated Financial Statements
December 31, 2004 and 2003

(4)	Income Taxes
The income tax expense reflected in the accompanying consolidated statements of income varied from amounts computed at the statutory rate in 2004, 2003, and 2002 on income before income taxes for the following reasons:

	Year ended December 31
	2004	2003	2002
Computed tax expense at statutory rate	$2,940,783	$1,838,200	$712,327
Increase (decrease) in income taxes resulting from:
Nondeductible meals and entertainment expense	10,851	9,865	10,000
Tax-exempt interest	(185,924)	(26,863)	—

Income tax provision	$2,765,710	$1,821,202	$722,327

Taxes recorded directly to stockholders’ equity are not included in the total provision for income taxes in the above table. The tax or (benefit) relating to changes in unrealized gains and losses on investments available for sale of $(910,095), $(322,890), and $1,315,556 for the years ended December 31, 2004, 2003 and 2002 was recorded directly to stockholders’ equity. Additionally, in 2003, a tax benefit of $115,856 was recognized by the Company in conjunction with the exercise of warrants and was recorded directly to stockholders’ equity.
The tax effect of temporary differences that give rise to significant portions of deferred tax assets and deferred tax liabilities as of December 31, 2004 and 2003 are presented below:

	2004	2003
Deferred tax assets:
Loss and loss adjustment expense reserves	$3,533,432	$2,859,145
Unearned premiums	1,638,309	1,125,339
Unrealized loss on securities available for sale	7,738	—
Contingent ceding commission	4,124,642	2,006,582
Rent concessions	102,000	122,400
` Guarantee fund assessment	13,600	30,545
Allowance for doubtful accounts	13,600	13,600

Total gross deferred tax assets	9,433,321	6,157,611

Deferred tax liabilities:
Policy acquisition costs	(2,038,965)	(1,735,310)
Contingent ceding commission	(3,989,162)	(2,055,513)
Deferred service fees	(143,253)	(143,774)
Unrealized gain on securities available for sale	—	(902,357)
Fixed asset depreciation	(133,973)	(150,123)
Other	(104,876)	(17,874)

Total gross deferred tax liabilities	(6,410,229)	(5,004,951)

Net deferred tax assets	$3,023,092	$1,152,660

Management believes it is more likely than not the deferred tax assets will reverse during periods in which the Company generates net taxable income or may recover taxes paid in prior years. Accordingly, a valuation allowance has not been recorded.

FINANCIAL PACIFIC INSURANCE GROUP, INC.
AND SUBSIDIARIES — (Continued)
Notes to Consolidated Financial Statements
December 31, 2004, 2003 and 2002

(5)	Reinsurance
The Company cedes insurance to reinsurers under various contracts that cover individual risks or entire classes of business. Although the ceding of insurance does not discharge the Company from its primary liability, the insurance company that assumes the coverage assumes the related risk and it is the practice of insurers to treat reinsured risks, to the extent of the reinsurance ceded, as though they were risks for which the original insurer is not liable.
The Company is allowed a ceding commission on each of its reinsurance contracts. Additionally, many of the reinsurance treaties contain provisions that establish minimum and maximum cessions and allow limited participation in the profit of the ceded business. Generally, the Company shares, on a limited basis, in the profitability through contingent ceding commissions. The Company’s exposure in the loss experience is contractually defined at minimum and maximum levels. The terms of such contracts are fixed at inception. Increases in the Company’s retention under such contracts reduces the level of profit participation. Since estimating the emergence of claims to the applicable reinsurance layers is subject to significant uncertainty, the net amounts that will ultimately be realized may vary significantly from the estimated amounts recorded in the accompanying consolidated financial statements. At December 31, 2004 and 2003, all in-force property and casualty policies written by the Company were reinsured with carriers rated by A.M. Best as A rated carriers.
For 2004, the Company, through a quota share treaty, retains 20% on the first $2 million of property business risk excluding auto physical damage coverage which is retained 100% by the Company. For 2003 and 2002, the Company, through a quota share treaty, retains 20% on the first $2 million of property business risk. Effective January 1, 2004, the 2003 Property quota share treaty was terminated on a cut-off basis. All property business reinsured under the contract was assumed under the 2004 Property quota share treaty with the exception of auto physical damage which was retained 100% by the Company. The Company reinsures facultatively auto physical damage coverage for highly valued individual units or high values per location. The Company’s maximum exposure on any one property risk was $800,000 in 2004 and $400,000 for 2003 and 2002. Excess of $2 million, the Company has a semi-automatic facultative agreement, which provides $8 million of coverage.
On the casualty business for 2004, the Company maintains $250,000 excess of $250,000 and $500,000 excess of $500,000 for commercial multiple peril liability and automobile liability with a syndicate of reinsurers. For 2003, the Company maintains $250,000 excess of $250,000 and $500,000 excess of $500,000 for commercial multiple peril liability and $400,000 excess of $100,000 and $500,000 excess of $500,000 treaties for automobile liability with a syndicate of reinsurers. For 2002, the Company maintains $900,000 excess of $100,000 treaties for commercial multiple peril liability and automobile liability with a syndicate of reinsurers. The Company’s maximum exposure on any one casualty risk is $250,000 in 2004 and 2003 and $100,000 in 2002. Excess of $1 million, the Company has a semi-automatic facultative agreement, which provides $10 million of coverage.
For the Company’s surety line of business, the Company maintains an excess of loss contract under which the Company retains the first $200,000 and a percentage of the next $3.3 million resulting in a maximum retention of $492,500 per principal.
The Company also maintains an Extra Contractual Obligation/Loss in Excess of Policy Limits (ECO/XPL) coverage through the London markets. The Company currently purchases $6 million worth of ECO/XPL coverage through this facility.

FINANCIAL PACIFIC INSURANCE GROUP, INC.
AND SUBSIDIARIES — (Continued)
Notes to Consolidated Financial Statements
December 31, 2004, 2003 and 2002
Effective August 1, 2002, the Company entered into a casualty quota share agreement with Berkley Insurance Company (Berkley), wherein the Company cedes a percentage of its net retention on the commercial multiple peril liability and auto liability lines of business. During 2004, 2003 and 2002, the Company ceded approximately $14.9 million, $22.4 million and $10.4 million, respectively, in casualty premium and in turn earned a ceding commission of $7.0 million, $7.9 million and $3.1 million, respectively, under this treaty. Based on the growth in surplus, the Company reduced the ceding rate to Berkley by half during 2004 and has terminated the treaty for 2005.
Effective March 31, 2003, the Company commuted all reinsurance agreements with Gerling Global Reinsurance – US Branch and Gerling Global Reinsurance of America (collectively “Gerling”). These reinsurance agreements include the property quota share, property excess of loss, casualty excess of loss, and facultative agreements with Gerling. As a result of the commutation, the Company received cash of $6.4 million, reinsurance recoverables were reduced by $2.5 million, and a gain on commutation of $3.9 million was recorded. The gain on commutation was then offset by a corresponding increase in reserves. The Company incurred $1.4 million and $0 in losses relating to additional exposure from the Gerling commutation for the years ended December 31, 2004 and 2003, respectively.
The Company commuted the participation of Overseas Partners US Reinsurance Company (OPUS) on the 2002 Property Quota Share ceded reinsurance treaty effective September 30, 2002. OPUS had a 25% participation on this treaty. The Company recognized a $881,217 reduction in ceded earned premium, a $297,411 reduction in ceding commission, a $263,685 reduction in ceded paid loss and loss adjustment expenses, and a $18,661 reduction in loss and loss adjustment expense reserves as of December 31, 2002.
The Company paid a risk charge of $198,274 to release OPUS from its obligations under the treaty. The ceded unearned premium, as of September 30, 2002, related to OPUS’s participation on the Property Quota Share treaty was assumed by other nonaffiliated reinsurers. The net result of the commutation was a $103,186 pretax net gain to the Company. The commutation did not have a significant impact on ceded activity during 2003.
Many of the reinsurance treaties include commission adjustment provisions. The Company records such adjustments based upon estimates of cumulative experience under the contracts at each reporting period.
As of December 31, 2004 and 2003, the Company had unsecured reinsurance recoverables for paid and unpaid losses and loss adjustment expenses and unearned premiums in excess of 10% of stockholders’ equity from the following reinsurers:

	2004	2003
Berkley Insurance Company	$24,955,770	$22,108,838
Partner Reinsurance Company of the U.S.	10,857,299	5,155,975
Continental Casualty Company	9,371,547	10,253,371
QBE Reinsurance Corporation	7,074,747	3,511,112
American Re-Insurance	5,330,769	—
Folksamerica Reinsurance Company	4,902,230	—
Alea North America Insurance Company	4,897,633	—

	$67,389,995	$41,029,296

FINANCIAL PACIFIC INSURANCE GROUP, INC.
AND SUBSIDIARIES — (Continued)
Notes to Consolidated Financial Statements
December 31, 2004, 2003 and 2002
Reinsurance activity as reported in the accompanying consolidated financial statements is as follows:

	Direct	Reinsurance	Net activity
	business	ceded	or balance
2004:
Premiums written	$106,971,579	$52,026,652	$54,944,927
Premiums earned	102,553,263	55,152,013	47,401,250
Losses and loss adjustment expenses incurred	72,999,569	38,166,519	34,833,050

Unpaid losses	29,000,800	11,884,545	17,116,255
Unpaid loss adjustment expenses	3,718,234	576,590	3,141,644
Unpaid incurred but not reported losses and loss adjustment expenses	98,846,000	41,082,520	57,763,480

Unpaid losses and loss adjustment expenses	$131,565,034	$53,543,655	$78,021,379

Unearned premiums	$47,080,144	$22,987,369	$24,092,775

	Direct	Reinsurance	Net activity
	business	ceded	or balance
2003:
Premiums written	$92,651,319	$56,803,184	$35,848,135
Premiums earned	84,339,401	51,753,195	32,586,206
Losses and loss adjustment expenses incurred	56,854,212	31,175,789	25,678,423

Unpaid losses	16,491,806	4,285,686	12,206,120
Unpaid loss adjustment expenses	2,713,499	256,580	2,456,919
Unpaid incurred but not reported losses and loss adjustment expenses	70,986,847	21,183,307	49,803,540

Unpaid losses and loss adjustment expenses	$90,192,152	$25,725,573	$64,466,579

Unearned premiums	$42,661,828	$26,112,731	$16,549,097

	Direct	Reinsurance	Net activity
	business	ceded	or balance
2002:
Premiums written	$75,013,260	$38,054,070	$36,959,190
Premiums earned	72,927,964	28,956,331	43,971,633
Losses and loss adjustment expenses incurred	49,329,429	21,024,543	28,304,886

Unpaid losses	13,869,557	4,439,181	9,430,376
Unpaid loss adjustment expenses	2,204,043	238,289	1,965,754
Unpaid incurred but not reported losses and loss adjustment expenses	47,224,000	6,039,976	41,184,024

Unpaid losses and loss adjustment expenses	$63,297,600	$10,717,446	$52,580,154

Unearned premiums	$34,349,910	$21,062,742	$13,287,168

FINANCIAL PACIFIC INSURANCE GROUP, INC.
AND SUBSIDIARIES — (Continued)
Notes to Consolidated Financial Statements
December 31, 2004, 2003 and 2002

(6)	Liability for Unpaid Losses and Loss Adjustment Expenses
Activity in the liability for unpaid losses and loss adjustment expenses is summarized as follows:

	2004	2003	2002
Balances at beginning of period	$90,192,152	$63,297,600	$57,034,726
Less reinsurance recoverables	25,725,573	10,717,446	11,542,848

Net balance at beginning of period	64,466,579	52,580,154	45,491,878

Incurred related to:
Current year	25,912,112	11,984,014	22,352,824
Prior years	8,920,938	13,694,409	5,952,062

Total incurred	34,833,050	25,678,423	28,304,886

Paid related to:
Current year	4,135,093	3,209,186	5,197,001
Prior years	17,143,157	10,582,812	16,019,609

Total paid	21,278,250	13,791,998	21,216,610

Net balance at end of period	78,021,379	64,466,579	52,580,154
Plus reinsurance recoverables	53,543,655	25,725,573	10,717,446

Balance at end of period	$131,565,034	$90,192,152	$63,297,600

The liability for unpaid losses and loss adjustment expenses is stated net of anticipated salvage and subrogation recoverables of $2,804,000, $1,504,000 and $1,641,000 as of December 31, 2004, 2003 and 2002, respectively.
During 2004, 2003 and 2002, the provision for loss and loss adjustment expenses related to prior years increased primarily in the liability lines of business. The unfavorable development is attributed in part to the changes in the legal interpretation of manifestation of loss. At December 31, 2004, approximately 50% of the Company’s business is related to artisan contractor liability. Accordingly, the law relating to construction defect liability can substantially affect the Company’s business. In July of 1995, the California Supreme Court rendered its opinion of Admiral Insurance Company vs. Montrose Chemical Corporation (the Montrose Decision). In that decision, the Supreme Court ruled that in the case of a continuous and progressively deteriorating loss, such as pollution liability (or construction defect liability), an insurance company has a definitive duty to defend the policy holder until all uncertainty related to the severity and cause of the loss is extinguished.
As a result of the Montrose Decision, the Company experienced a significant increase in construction defect liability cases, to which it would not have been subject under the old law. In response, the Company immediately implemented a series of underwriting measures to limit the prospective exposure to Montrose and construction defect liability. These measures included Prior Work exclusions, Post-Manifestation endorsements, and other coverage restrictions. These and other changes to coverage and risk selection resulted in a marked improvement in the post-Montrose underwriting results.

FINANCIAL PACIFIC INSURANCE GROUP, INC.
AND SUBSIDIARIES — (Continued)
Notes to Consolidated Financial Statements
December 31, 2004, 2003 and 2002
Effective January 1, 2003, the Company adopted a change in its method of evaluating commercial multiple peril liability reserves. The new actuarial method is based on segregating pre and post — Montrose activity as well as segregating contractors versus non-contractor experience. An inception to date ground-up incurred loss database was created as the basis for this new analysis. The pre-Montrose activity is evaluated on a report year basis which eliminates the accident year development distortions caused by the effects of the Montrose decision. For policy years 1997 and later, the reserves are analyzed using a more traditional accident year analysis. The change in actuarial method and related strengthening of reserves resulted in an increase in the estimates of ultimate losses and loss adjustment expenses for accident years 1996 and prior of $2.0 million and $13.3 million, respectively during the years ended December 31, 2004 and 2003.
For the post-Montrose accident years, there was approximately $4 million in adverse development during 2004. The development in these years (primarily 1997 – 1999) was related to severity rather than frequency and is due in large part to the higher retentions for those years. The Company’s net retention on commercial multiple peril liability was $100,000, which was increased to $250,000 for policy years 1997 – 1999.
The 2004, 2003 and 2002 net incurred was reduced by $8.8 million, $10.9 million and $1.5 million, respectively, on the Berkley casualty quota-share treaty. The prior year development includes $1.4 million and $0 for 2004 and 2003, respectively, in net incurred related to the March 31, 2003 commutation of the Company’s reinsurance agreements with Gerling (see Note 5).
In establishing the liability for unpaid claims and claim adjustment expenses, management considers facts currently known and the current state of the law and coverage litigation. Liabilities are recognized for known claims, including the cost of related litigation, when sufficient information has been developed to indicate the involvement of a specific insurance policy, and management can reasonably estimate its liability. In addition, liabilities have been established to cover additional exposures on both known and unasserted claims. Estimates of the liabilities are reviewed and updated continually. Developed case law and adequate claim history do not exist for such claims, especially because significant uncertainty exists about the outcome.
The accompanying consolidated financial statements reflect management’s best estimate of ultimate loss experience. Since the emergence and disposition of claims are subject to uncertainty, the net amounts that will ultimately be paid to settle the liability may vary significantly from the recorded estimates. Material adverse emergence could have a material effect on the Company’s results of operations, financial condition, and ability to maintain existing borrowing relationships and ratings.

(7)	Line of Credit
As of December 31, 2004 and 2003, the Group owed $3,000,000 and $1,000,000, respectively, under a $4.0 million bank line of credit. The line of credit matures July 15, 2005 and bears interest at the bank’s base rate. The effective annual interest rate as of December 31, 2004 and 2003 was 5.25% and 4.0%, respectively.
The Company’s borrowing arrangements generally require the Company to maintain certain financial requirements including a minimum A.M. Best Company rating and minimum statutory surplus. The Company was in compliance with all covenants as of December 31, 2004.

FINANCIAL PACIFIC INSURANCE GROUP, INC.
AND SUBSIDIARIES — (Continued)
Notes to Consolidated Financial Statements
December 31, 2004, 2003 and 2002

(8)	Other Liabilities

The following table is a summary of other liabilities as of December 31:

	2004	2003
Other liabilities:
Accounts payable	$1,699,925	$1,598,539
Accrued payroll	724,100	652,401
Bond collateral deposit	1,340,779	782,821
Commission payable	1,057,993	949,196
Contingent commission payable	1,566,052	1,118,823
Interest payable	60,813	57,143
Premium payable	131,365	237,136
Premium tax payable	399,020	491,328
Rent concessions	300,000	360,000
State income tax payable	130,000	—
California Insurance Guarantee Association assessment	—	295,535
Other guarantee fund assessments	40,000	25,000
401(k) employee withholding	46,450	34,761
Other	87,760	101,981

	$7,584,257	$6,704,664

(9)	Trust Preferred Securities

The Company had the following Trust Preferred Securities outstanding as of December 31, 2004 and 2003:

	Issue	December 31,		Interest	Maturity
	Date	2004	2003	Rate	Date

Financial Pacific Statutory Trust I	12/4/2002	$5,000,000	$5,000,000	LIBOR + 4.00%	12/4/2032

Financial Pacific Statutory Trust II	5/15/2003	$3,000,000	$3,000,000	7.35% fixed thru 5/15/2008 thereafter converting to floating LIBOR + 4.10%	5/15/2033
Financial Pacific Statutory Trust III	9/30/2003	$7,500,000	$7,500,000	LIBOR + 4.05%	9/30/2033

Total Trust Preferred Securities		$15,500,000	$15,500,000
Less: Unamortized issuance costs		$480,053	$496,977

Total		$15,019,947	$15,003,023

FINANCIAL PACIFIC INSURANCE GROUP, INC.
AND SUBSIDIARIES — (Continued)
Notes to Consolidated Financial Statements
December 31, 2004, 2003 and 2002
Financial Pacific Statutory Trust I (Trust I) is a Connecticut statutory business trust which was formed for the purpose of issuing Floating Rate Capital Securities (Trust Preferred Securities) and investing the proceeds thereof in Junior Subordinated Debentures of the Company. The Trust issued 5,000 shares of the Trust Preferred Securities at a price of $1,000 per share in December 2002 for $5,000,000. The Trust purchased $5,155,000 in Junior Subordinated Debentures from the Company which mature on December 4, 2032. The net proceeds to the Company from the sale of Junior Subordinated Debentures was $4,823,412 after deduction of $155,000 for purchase of the common stock of the Trust and $176,588 in loan origination fees which consisted of underwriting and related legal expenses.

At December 31, 2004 and 2003, the amount of Trust Preferred Securities outstanding is $5,000,000. Interest on the Junior Subordinated Debentures is variable based on 3 month LIBOR plus 400 basis points, reprices quarterly, and interest is payable quarterly. The annual effective rate of interest at December 31, 2004 and 2003 is 6.44% and 5.18%, respectively. The Company has the right, at any time, so long as there are no continuing events of default, to defer payments of interest on the Junior Subordinated Debentures for a period not exceeding 20 consecutive quarters; but not beyond the stated maturity of the Junior Subordinated Debentures. To date no interest has been deferred. During 2003, the Company entered into an interest rate swap agreement to hedge the floating interest rate on the Junior Subordinated Debentures expiring in 2007.

The Trust Preferred Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Junior Subordinated Debentures at maturity or their earlier redemption. The Company has the right to redeem the Junior Subordinated Debentures after December 4, 2007. The loan origination fees are amortized on a straight-line basis over the 30-year stated term. The unamortized loan fees totaled $164,317 and $170,208 as of December 31, 2004 and 2003, respectively.

Financial Pacific Statutory Trust II (Trust II) is a Connecticut statutory business trust which was formed for the purpose of issuing Trust Preferred Securities and investing the proceeds thereof in Junior Subordinated Debentures of the Company. The Trust issued 3,000 shares of the Trust Preferred Securities at a price of $1,000 per share in May 2003 for $3,000,000. The Trust purchased $3,093,000 in Junior Subordinated Debentures from the Company which mature on May 15, 2033. The net proceeds to the Company from the sale of Junior Subordinated Debentures was $2,894,000 after deduction of $93,000 for purchase of the common stock of the Trust and $106,000 in loan origination fees which consisted of underwriting and related legal expenses.

At December 31, 2004 and 2003, the amount of Trust Preferred Securities outstanding was $3,000,000. Interest on the Junior Subordinated Debentures is fixed at 7.35% until May 15, 2008 at which time it converts to a floating rate of 3 month LIBOR plus 4.10% and is payable quarterly. The Company has the right, at any time, so long as there are no continuing events of default, to defer payments of interest on the Junior Subordinated Debentures for a period not exceeding 20 consecutive quarters; but not beyond the stated maturity of the Junior Subordinated Debentures. To date no interest has been deferred.
The Trust Preferred Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Junior Subordinated Debentures at maturity or their earlier redemption. The Company has the right to redeem the Junior Subordinated Debentures after May 15, 2008. The loan origination fees are amortized on a straight-line basis over the 30-year stated term. The unamortized loan fees totaled $100,111 and $103,644 as of December 31, 2004 and 2003, respectively.

FINANCIAL PACIFIC INSURANCE GROUP, INC.
AND SUBSIDIARIES — (Continued)
Notes to Consolidated Financial Statements
December 31, 2004, 2003 and 2002
Financial Pacific Statutory Trust III (Trust III) is a Delaware statutory business trust which was formed for the purpose of issuing Trust Preferred Securities and investing the proceeds thereof in Junior Subordinated Debentures of the Company. The Trust issued 7,500 shares of the Trust Preferred Securities at a price of $1,000 per share in September 2003 for $7,500,000. The Trust purchased $7,740,000 in Junior Subordinated Debentures from the Company which mature on September 30, 2033. The net proceeds to the Company from the sale of Junior Subordinated Debentures was $7,275,000 after deduction of $240,000 for purchase of the common stock of the Trust and $225,000 in loan origination fees which consisted of underwriting and related legal expenses.

At December 31, 2004 and 2003, the amount of Trust Preferred Securities outstanding is $7,500,000. Interest on the Junior Subordinated Debentures is variable based on 3 month LIBOR plus 405 basis points, reprices quarterly, and interest is payable quarterly. The annual effective rate of interest at December 31, 2004 and 2003 is 6.61% and 5.21%, respectively. The Company has the right, at any time, so long as there are no continuing events of default, to defer payments of interest on the Junior Subordinated Debentures for a period not exceeding 20 consecutive quarters; but not beyond the stated maturity of the Junior Subordinated Debentures. To date no interest has been deferred.

The Trust Preferred Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Junior Subordinated Debentures at maturity or their earlier redemption. The Company has the right to redeem the Junior Subordinated Debentures after September 30, 2008. The loan origination fees are amortized on a straight-line basis over the 30-year stated term. The unamortized loan fees totaled $215,625 and $223,125 as of December 31, 2004 and 2003, respectively. During 2003, the Company entered into an interest rate swap agreement to hedge the floating interest rate on the Junior Subordinated Debentures expiring in 2008.

(10)	Interest Rate Swap Agreement For Variable-Rate Debt

The Company had the following Interest Rate Swaps outstanding as of December 31, 2004:

	Issue	Notional	Counterparty	Counterparty	Maturity
Counterparty	Date	Amount	Pays	Receives	Date

US Bank	3/24/2003	$5,000,000	3 Month LIBOR	3.5025% fixed	12/4/2007

Union Bank	10/8/2003	$7,500,000	3 Month LIBOR	3.3350% fixed	9/30/2008

Total		$12,500,000

The Group has interest-rate related hedging instruments to manage its exposure on its debt instruments. The type of hedging instrument utilized by the Group are interest rate swap agreements (swaps). Interest differentials to be paid or received because of swap agreements are reflected as an adjustment to interest expense over the swap period. By using hedging financial instruments to hedge exposures to changes in interest rates, the Group exposes itself to credit risk and market risk.

FINANCIAL PACIFIC INSURANCE GROUP, INC.
AND SUBSIDIARIES — (Continued)
Notes to Consolidated Financial Statements
December 31, 2004, 2003 and 2002
Credit risk is the failure of the counterparty to perform under the terms of the contract. When the fair value of a contract is positive, the counterparty owes the Group, which creates credit risk for the Group. When the fair value of a contract is negative, the Group owes the counterparty and, therefore, it does not possess credit risk. The Group minimizes the credit risk in hedging instruments by entering into transactions with high-quality counterparties whose credit rating is higher than Aa.

Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates. The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken.
During 2003, the Group entered into an interest rate swap agreement to hedge the floating interest rate on the Junior Subordinated Debentures purchased by Trust I and Trust III. The variable-rate debt obligations expose the Group to variability in interest payments due to changes in interest rates. Management believes it is prudent to limit the variability of a portion of its interest payments. To meet this objective, management enters into swap agreements to manage fluctuations in cash flows resulting from interest rate risk. These swaps change the variable-rate cash flow exposure on the debt obligations to fixed-rate cash flows. Under the terms of the interest rate swaps, the Group makes fixed interest rate payments and receives variable interest rate payments, thereby creating the equivalent of fixed-rate debt.

As of December 31, 2004 and 2003, the Group was party to interest-rate swap agreements with an aggregate notional principal amount of $12.5 million. As of December 31, 2004 and 2003, the Group’s net unrealized gain on the interest rate swap agreements recognized in the consolidated statements of income was $101,458 and $320, respectively.

(11)	Series A Convertible Preferred Stock

The Group has issued Series A convertible preferred stock (Series A Stock) pursuant to the Series A Convertible Preferred Stock Purchase Agreement, dated September 7, 1993 (the Series A Stock Agreement).

Each share of Series A Stock is convertible, at the option of the holder thereof, into an equal number of shares of Common Stock, subject to certain adjustments described in the Series A Stock Agreement. The holders of Series A stock have voting rights and powers equal to the voting rights and powers of such Common Stock. Each share of Series A Stock would be automatically converted into shares of Common Stock immediately upon the effective date of a registration statement filed pursuant to the Securities Act of 1933, as amended, in connection with a firm commitment, underwritten public offering with an offering price of not less than $5.00 per share, and with gross proceeds equal to or exceeding $10 million.

In the event of any liquidation, dissolution, or winding up of the Group, the holders of the Series A Stock are entitled to receive, prior and in preference to any distribution of any assets of the Group to the holders of Common Stock, the amount of $1.00 per share plus any declared but unpaid dividends. At any time after September 7, 2000, the Group shall be entitled to redeem all or any portion of the outstanding shares of Series A Stock held by each holder of Series A Stock for $1.00 per share plus any declared but unpaid dividends.

FINANCIAL PACIFIC INSURANCE GROUP, INC.
AND SUBSIDIARIES — (Continued)
Notes to Consolidated Financial Statements
December 31, 2004, 2003 and 2002

(12)	Common Stock Warrants

On September 7, 1993, the Group Issued Common Stock Purchase Warrants (the Warrants). The Warrants entitle the holders to purchase 389 shares of the Group’s Common Stock, at any time prior to September 7, 2003, at the price of $1,000 per share, subject to certain adjustments described in the Warrants agreements.

On September 7, 2003, the Warrants were fully exercised based on an exercise price of $2,313 per share. A total of 289 shares were issued and net cash proceeds of $149,554 was received.
On December 28, 1995, the Group Issued Common Stock Purchase Warrants (the Senior Note Warrants) in conjunction with the issuance of a former unsecured Senior Notes payable to certain stockholders of the Company. The Senior Note Warrants entitle the holders to purchase 1,505.4 shares of the Group’s common stock, at any time prior to January 1, 2004, at the price of $2,213 per share, subject to certain restrictions described in the Senior Note Warrants agreements.

On December 31, 1998, certain holders of the Senior Note Warrants exercised 1354.86 warrants totaling 1,354.86 shares, at the exercise price of $2,213 per share. The exercise proceeds of $2,998,305 were applied to pay down the senior notes payable. On January 1, 2004, the holder of the remaining 150.54 warrants exercised in full in a cashless exercise.

On January 1, 1999, the Group issued Common Stock Purchase Warrants (the 1999 Warrants) entitling the holders to purchase 1,354.86 shares of the Group’s common stock at the price of $3,944 per share. The 1999 Warrants expire on January 1, 2008 and are subject to certain restrictions described in the 1999 Warrants agreements.

The Group believes the Senior Note Warrants, the Warrants and the 1999 Warrants were issued at fair value.

(13)	Stock Option Plan

During 1993, the Group adopted a stock incentive plan, pursuant to which up to 277 shares of common stock of the Group may be issued at the discretion of the board of directors or a committee thereof. Awards may include, without limitation, stock bonuses, restricted stock, stock options, reload options, stock purchase warrants, other rights to acquire stock, securities convertible or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units, or performance shares. Officers, employees, consultants, and advisors to the Company or any of its subsidiaries are eligible for awards under the plan. To date, all awards have been in the form of stock options issued at an exercise price of fair value as of the issue date.

Effective June 16, 2000, the stock incentive plan was amended to increase the number of shares from 277 to 1,000.

      The following is a summary of the transactions under the stock incentive plan for the years ended December 31, 2004, 2003 and 2002, respectively.

	2004		2003		2002

		Weighted		Weighted		Weighted
		average		average		average
		exercise		exercise		exercise
	Shares	price	Shares	price	Shares	price

Outstanding, beginning of year	815	$2,273	835	$2,244	835	$2,244

Granted	—		—		—

Exercised	—		(5)		—

Forfeited	—		(15)		—

Outstanding, end of year	815	$2,273	815	$2,273	835	$2,244

Options exercisable at year end	215		215		225

Weighted average fair value of options granted during the year	—		—		—

      All of the stock options have a ten year term. Options issued and not yet exercisable as of December 31, 2004 vest over periods ranging from one to five years. As of December 31, 2004, 165 shares were available for future grants.

      The fair value of each option grant was estimated using the minimum value method. Minimum value is determined by calculating the difference between the current stock price and the present value of the exercise price with the following assumptions for 2004, 2003 and 2002, respectively; risk-free interest rate of 5%, expected lives of five years, and no expected dividends.

      The following is a summary of options outstanding as of December 31, 2004:

	Options outstanding			Options exercisable

		Weighted
	Number	average	Weighted	Number	Weighted
	outstanding	remaining	average	exercisable	average
Range of	at December 31,	contractual	exercise	at December 31,	exercise
exercise prices	2004	life (in years)	price	2004	price

$1,000 to 1,242	10	0.1	$1,242	10	$1,242
1,658 to 1,707	95	1.3	1,679	95	1,679
1,900	25	2.1	1,900	25	1,900
2,265	60	3.2	2,265	60	2,265
2,383	600	5.5	2,383	—	—
2,696	25	4.5	2,695	25	2,695

$1,000 to 2,695	815	4.6	$2,273	215	$1,966

(14) Statutory Regulations and Accounting
All dividends from the Insurance Company require prior notice to the California Department of Insurance (DOI). All “extraordinary” dividends must be approved in advance by the DOI. A dividend is deemed “extraordinary” if, when aggregated with all other dividends paid within the preceding 12 months, the dividend exceeds the greater of (a) the Insurance Company’s statutory net income (excluding unrealized capital gains) for the preceding calendar year or (b) 10% of surplus in regards to the policyholders as of the preceding December 31. Additionally, unless approved in advance by the DOI, no dividend may be paid by the Insurance Company except from unassigned funds or earned surplus. The DOI may disallow the payment of any dividend if, in the DOI’s opinion, the payment would in any way violate the DOI regulations or be hazardous to policyholders, creditors, or the public.

FINANCIAL PACIFIC INSURANCE GROUP, INC.
AND SUBSIDIARIES — (Continued)
Notes to Consolidated Financial Statements
December 31, 2004, 2003 and 2002
During 2005, the maximum dividend that may be paid by the Company without approval of the California Department of Insurance is $5,003,329. During the years ended December 31, 2004, 2003 and 2002, the Company paid dividends of $790,000, $70,000 and $1,028,000, respectively. As of January 1, 2005, the remaining dividend that may be paid without prior approval is $4,213,329.
Statutory accounting practices vary in some respects from accounting principles generally accepted in the United States of America, the more significant of these differences being: (a) the cost related to policy acquisition and commission costs, including ceding commissions, are recognized when incurred, rather than capitalized and amortized over the coverage period; (b) certain rent concessions are earned immediately; (c) the cash flow presentation is not consistent with GAAP, which requires a reconciliation from net income to cash provided by or used in operations; (d) assets must be included in the statutory statements of admitted assets, liabilities, and changes in capital and surplus at “admitted asset value” and “nonadmitted assets” are excluded through a charge against surplus; (e) reinsurance ceded balances are reflected as reductions of the related direct balances, instead of being shown as gross amounts. As of December 31, 2004, 2003 and 2002, respectively, the Insurance Company had statutory capital and surplus of $48,196,308, $40,575,044 and $27,950,382, respectively. The Insurance Company’s statutory net income for the years ended December 31, 2004, 2003 and 2002 was $5,003,329, $2,862,823 and $2,845,613, respectively.
In December 1993, the National Association of Insurance Commissioners adopted a model law, which establishes certain minimum Risk Based Capital (RBC) requirements for Property/Casualty Insurance Companies. The RBC calculation serves as a benchmark for the regulation of Insurance Companies by state insurance regulatory authorities. The calculation specifies various formulas and rating factors that are applied to financial balances or various levels of activity based on the perceived degree of risk, and are set forth in the RBC requirements. The Insurance Company’s capital as of December 31, 2004, 2003 and 2002 meets the minimum RBC requirements, and management expects capital to continue to meet the amount required.

(15) 401(k) Plan
The Company sponsors a contributory 401(k) plan (the Plan). All employees, as defined in the Plan, of the Company who have completed six months of service are eligible for participation in the Plan. The Company matches 100% of the employee’s pre-tax contribution up to $2,000. In 2004, 2003 and 2002, the Company contributed $131,000, $139,000 and $153,000, respectively, to the Plan.

(16) Fair Value of Financial Statements
SFAS No. 107, Disclosures About Fair Value of Financial Instruments, requires disclosures of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. SFAS No. 107 defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying amount of cash and cash equivalents, premiums receivable, investment securities, accrued interest receivable, trust preferred securities and the line of credit approximate their fair value.

FINANCIAL PACIFIC INSURANCE GROUP, INC.
AND SUBSIDIARIES — (Continued)
Notes to Consolidated Financial Statements
December 31, 2004, 2003 and 2002
(17) Financial Instruments with Off-Balance Sheet Risk
The Company accepts various forms of collateral for issuance of its surety bonds including cash, irrevocable letters of credit, and certificates of deposit. The Company’s policy is to record in the accompanying consolidated financial statements only those funds received as cash deposits.
The off-balance sheet collateral held by the Company consists solely of irrevocable letters of credit totaling $1,790,435 and $2,316,841 as of December 31, 2004 and 2003, respectively.
On a case-by-case basis, loss reserves are reduced for that portion that can be recovered through liquidation of collateral. To the extent that these collateral items prove to be worth less than the face or notional value, the Company may incur losses. However, the Company believes that since the quality of collateral funds is evaluated prior to issuance of the bond, any difference between face or notional value and ultimate disposition value will generally be minor.

(18) Guarantee Fund Assessments
The Company is subject to guarantee fund assessments by the states in which it writes business. Guaranty fund assessments are estimated and accrued at the time of insolvencies. The Company has accrued a liability for guaranty fund assessments of $40,000 and $25,000 as of December 31, 2004 and 2003, respectively. This represent management’s best estimates based on information received from the states in which the Company writes business and may change due to many factors including the Company’s share of the ultimate cost of current insolvencies.

(19) Commitments and Contingencies
As of December 31, 2004, the Company occupied office space and leased equipment and vehicles under various operating leases that have remaining noncancelable lease terms in excess of one year. A summary of minimum future noncancelable lease commitments as of December 31, 2004 follows:

Minimum
requirements
Year ending December 31:
2005	$421,567
2006	417,695
2007	391,608
2008	346,634
2009	300,790
Thereafter	—

$1,878,294

Rental expenses of approximately $418,029, $466,614 and $485,546 for the years ended December 31, 2004, 2003 and 2002, respectively, have been charged to income in the accompanying consolidated statements of income.

FINANCIAL PACIFIC INSURANCE GROUP, INC.
AND SUBSIDIARIES — (Continued)
Notes to Consolidated Financial Statements
December 31, 2004, 2003 and 2002
The Company sold its option to purchase the building and concurrently extended its lease in December 1999. The transaction resulted in a benefit, before tax, of $600,000. No gain was recognized in the consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America. The $600,000 deferred liability is amortized over the term of the lease and is treated as a reduction to lease expense. The unamortized portion of the deferred liability was $300,000 and $360,000 for 2004 and 2003, respectively.
The Company is also the subject of certain claims arising in the ordinary course of its operations. The Company believes that the ultimate resolution of such matters will not materially impact its financial position or results of operations.